Exhibit 23

                    Consent of Independent Public Accountants

         We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Lincoln Bancorp (the "Company"), File Number 000-25219, of our report dated February 9, 2001 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 2000 filed pursuant to the Securities and Exchange Act of 1934.

\s\ Olive LLP
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OLIVE LLP

Indianapolis, IN
March 27, 2001